UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
June 30, 2020

Ciena Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36250

Delaware
(State or other jurisdiction of incorporation)
7035 Ridge Road, Hanover, MD
(Address of principal executive offices)

23-2725311
(IRS Employer Identification No.)
21076
(Zip Code)
Registrant's telephone number, including area code: (410) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CIEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Effective June 30, 2020, the Board of Directors of Ciena Corporation (“Ciena”) increased the size of the Board to ten directors and appointed Hassan M. Ahmed, Ph.D. to fill the newly created vacancy in Class III of the Board. The term of office for Class III directors expires at Ciena’s 2021 Annual Meeting of stockholders, and Dr. Ahmed will stand for election at that time. Also effective June 30, 2020, Dr. Ahmed was appointed to serve on both the Compensation Committee and the Governance and Nominations Committee of the Board.

Dr. Ahmed, age 62, most recently served as Chairman of the Board and Chief Executive Officer of Affirmed Networks, which was acquired by Microsoft in April 2020. Before founding Affirmed Networks in 2010, he was a senior advisor at Charles River Ventures. From 1998 to 2008, Dr. Ahmed served as Chairman and Chief Executive Officer of Sonus Networks. Prior to that time, he served in various executive roles at Ascend Communications, Cascade Communications and Analog Devices. He also served as President and founder of WaveAccess, and founded and served as director of the VLSI Systems Group of Motorola Codex. Dr. Ahmed previously served as Associate Professor of Electrical, Computer and Systems Engineering and Associate Professor of Finance at Boston University. Dr. Ahmed holds a BSEE and MSAE from Carleton University and a Ph.D. in electrical engineering from Stanford University.

The Board also approved the grant, effective as of July 1, 2020, of a restricted stock unit award to Dr. Ahmed representing shares of Ciena common stock with a target delivered value of approximately $166,356. The amount of the award reflects Ciena's standard compensation program for initial equity awards to new directors, pro-rated based on the date of election by the Board. Provided Dr. Ahmed continues his service on the Board, the restricted stock unit award will vest in its entirety on September 20, 2021. In connection with his service on the Board of Directors, Dr. Ahmed will also be entitled to the standard non-employee director compensation arrangements as set forth under the heading “Director Compensation” in Ciena’s most recent proxy statement filed with the SEC.

A copy of the press release announcing the appointment of Dr. Ahmed to Ciena's Board of Directors is furnished as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibits are being filed herewith:

	Exhibit Number	Description of Document

	Exhibit 99.1	Press Release dated July 1, 2020 issued by Ciena Corporation, announcing the appointment of Dr. Ahmed to Ciena's Board of Directors.
	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date: July 1, 2020	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary